Exhibit 1

JOINT FILING AGREEMENT

Each of the undersigned agrees that (i) the statement on Schedule 13D relating to the Common Stock of EyePoint Pharmaceuticals, Inc., has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signature hereto, at the principal office thereof.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: February 13, 2019

EW HEALTHCARE PARTNERS L.P.		INDIVIDUALS:

By:	Essex Woodlands Fund IX-GP, L.P., Its General Partner
/s/ Martin P. Sutter
By:	Essex Woodlands IX, LLC,	Name:	Martin P. Sutter
Its General Partner

By:	/s/ Ronald W. Eastman
	Name: Ronald W. Eastman	/s/ R. Scott Barry
	Title: Manager	Name:	R. Scott Barry

EW HEALTHCARE PARTNERS-A L.P.		/s/ Ronald W. Eastman
By:	Essex Woodlands Fund IX-GP, L.P., Its General Partner	Name:	Ronald W. Eastman

By:	Essex Woodlands IX, LLC,	/s/ Petri Vainio
	Its General Partner	Name:	Petri Vainio

By:	/s/ Ronald W. Eastman
Name: Ronald W. Eastman
Title: Manager

ESSEX WOODLANDS FUND IX-GP, L.P.

By:	Essex Woodlands IX, LLC, Its General Partner

By:	/s/ Ronald W. Eastman
Name: Ronald W. Eastman
Title: Manager

ESSEX WOODLANDS IX, LLC

/s/ Ronald W. Eastman
Name:	Ronald W. Eastman
Title:	Manager